EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP
61 Broadway, 32nd Floor.
New York, NY 10006
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

May 7, 2007

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE:	Classic Costume Company, Inc.
Form SB-2 Registration Statement

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Classic Costume Company, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission, relating to the proposed sale by the Company of up to 2,000,000 shares of common stock, par value $0.001 per share (the “Company Shares”), and to the resale by a certain selling security holder of the Company of up to 201,000 shares of common stock, par value $0.001 per share (the “Selling Stockholder’s Shares”).

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the Company Shares, when issued in accordance with the terms described in the Registration Statement, and upon receipt by the Company of the purchase price thereof, will be validly issued, fully paid and non-assessable and the Selling Stockholder’s Shares currently outstanding are validly issued, fully paid and non-assessable..

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ Sichenzia Ross Friedman Ference LLP

Sichenzia Ross Friedman Ference LLP